Exhibit 10.13

Letter Agreement with KPMG, LLP

March 22, 2006

Western Sizzlin Corporation

1338 Plantation Road

Roanoke, VA  24012

Attention: Mr. James C. Verney, President and Chief Executive Officer

Western Sizzlin Corporation and subsidiaries (the “Company”) has requested that we consent to the incorporation by reference of our report on the Company’s consolidated balance sheet as of December 31, 2003, and the related consolidated statements of operations, stockholders’ equity and cash flows for each of the years ended December 31, 2003 and 2002 in the Annual Report on Form 10-K for the year ended December 31, 2004, which serves to update Registration Statement No. 333-67641 on Form S-8 and Registration Statement No. 333-118934 on Form S-8, previously filed by the Company under the Securities Act of 1933.

By agreeing to the terms of this letter, you agree to indemnify KPMG LLP (KPMG) from certain risks inherent in incorporating by reference our audit report on the Company’s consolidated balance sheet as of December 31, 2003, and the related consolidated statements of operations, stockholders’ equity and cash flows for each of the years ended December 31, 2003 and 2002 in the Annual Report on Form 10-K for the year ended December 31, 2004, which serves to update Registration Statement No. 333-67641on Form S-8 and Registration Statement No. 333-118934 on Form S-8, previously filed by the Company under the Securities Act of 1933. Specifically, you agree to indemnify and hold KPMG harmless against and from any and all legal costs and expenses (including reasonable fees and expenses of attorneys, experts and consultants) which we may incur in connection with our successful defense of any legal action or proceeding that may arise as a result of our consent to the incorporation by reference of our report on the Company’s consolidated balance sheet as of December 31, 2003, and the related consolidated statements of operations, stockholders’ equity and cash flows for each of the years ended December 31, 2003 and 2002 in the Annual Report on Form 10-K for the year ended December 31, 2004, which serves to update Registration Statement No. 333-67641 on Form S-8 and Registration Statement No. 333-118934 on Form S-8, previously filed by the Company under the Securities Act of 1933, whether brought under the federal securities laws or other statutes, state statute, or common law, or otherwise. In the event KPMG incurs legal costs or expenses indemnified hereunder, you agree to reimburse KPMG for those costs as incurred on a monthly basis. KPMG shall not be indemnified, and shall refund to you, any amounts paid to it pursuant to this indemnification in the event there is court adjudication that we are guilty of professional malpractice, or in the event that KPMG becomes liable for any part of the plaintiff’s damages by virtue of settlement. In the event KPMG is requested pursuant to subpoena or other legal process to produce its documents relating to the Company in judicial or administrative proceedings to which KPMG is not a party, the Company shall reimburse KPMG at standard billing rates for its professional time and expenses, including reasonable attorney’s fees, incurred in responding to such requests.

Please indicate your acceptance of these terms by signing and returning a copy of this letter to me.

Very truly yours,

KPMG LLP

/s/ T. Douglas McQuade
Managing Partner

cc:         Ms. Robyn B. Mabe
Chief Financial Officer
Western Sizzlin Corporation

ACCEPTED:

WESTERN SIZZLIN CORPORATION

/s/ James C. Verney
Authorized Signature

James C. Verney
President & Chief Executive Officer

March 23, 2006
Date